CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 12, 2014 with respect to the financial statements and financial highlights of Firsthand Technology Value Fund, Inc. contained in the Registration Statement and Prospectus on Form N-2, as amended, and referenced in the aforementioned report. We consent to the use of the aforementioned report in such Registration Statement and Prospectus, and to the use of our name as it appears in such Registration Statement and Prospectus.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 24, 2014